Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors
Lakes Entertainment, Inc.
Las Vegas, Nevada
We consent to use in this Registration Statement on Form S-3 of our reports dated February 17, 2006, which appear on pages 73 and 116 of the annual report on Form 10-K of Lakes Entertainment, Inc. for the year ended January 1, 2006, and to the reference to our Firm under the caption “Experts” in the Prospectus.
/s/ Piercy Bowler Taylor & Kern
Piercy, Bowler, Taylor & Kern
Certified Public Accountants and Business Advisors
A Professional Corporation
December 29, 2006